UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):   August 5, 2008
Chicago Bridge & Iron Company N.V.
(Exact name of registrant as specified in its charter)
The Netherlands
(State or other jurisdiction of incorporation)

1-12815	N.A.
(Commission File Number)	(IRS Employer Identification No.)

Oostduinlaan 75
2596 JJ The Hague
The Netherlands	N.A.
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 31-70-3732722
N.A.
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following (See General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On August 5, 2008, Chicago Bridge & Iron Company N.V. (the “Company”) entered into amendments to its $1.1 billion Second Amended and Restated Credit Agreement (between the Company, certain subsidiaries of the Company, JPMorgan Chase Bank, National Association, as administrative agent, and certain other lenders party thereto), $200 million Term Loan Agreement (between the Company, Chicago Bridge & Iron Company, JPMorgan Chase Bank, National Association, as administrative agent, and certain other lenders party thereto) and $275 million of Letter of Credit and Term Loan Agreements (between the Company, Chicago Bridge & Iron Company, CBI Services, Inc., CB&I Inc., CB&I Tyler Company, Bank of America, N.A., JPMorgan Chase Bank, National Association, and the other lenders party thereto) (the “Agreements”). The amendments cure the Company’s previously announced non-compliance of the maximum leverage ratio and minimum fixed charge ratio under the Agreements. The fees associated with utilizing the Agreements are dependent on the Company’s trailing 12-month leverage ratio as of each quarter-end. The amended Agreements increase the utilization fees for letter of credit and cash borrowings by 0.375% to 1.00%, depending on the Company’s quarterly leverage ratio.
The foregoing summary description of the amendments is qualified in its entirety by reference to the actual terms of the amendments, which are attached hereto as Exhibits 10.1, 10.2, and 10.3 and incorporated herein by reference.
On August 6, 2008, the Company issued a press release announcing that it has finalized amendments to its senior lending agreements. The amendments provide the Company with continued access to the lending facilities for performance letters of credit, working capital and other corporate uses. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

10.1	Amendment No. 2, dated as of August 5, 2008, to the Second Amended and Restated Credit Agreement dated October 13, 2006 (Incorporated by reference to Exhibit 10.1 to the Company’s Form 10-Q filed August 6, 2008).

10.2	Second Amendment to the Agreements, dated as of August 5, 2008, Re: $50,000,000 Letter of Credit and Term Loan Agreement dated as of November 6, 2006, $100,000,000 Letter of Credit and Term Loan Agreement dated as of November 6, 2006, and $125,000,000 Letter of Credit and Term Loan Agreement dated as of November 6, 2006, among Chicago Bridge & Iron Company N.V., Chicago Bridge & Iron Company (Delaware), CBI Services, Inc., CB&I Constructors, Inc., and CB&I Tyler Company, as Co-Obligors, Bank of America, N.A., as Administrative Agent and Letter of Credit Issuer, JPMorgan Chase Bank, N.A., as Letter of Credit Issuer and Joint Book Manager, and the Lenders party thereto (Incorporated by reference to

Exhibit 10.2 to the Company’s Form 10-Q filed August 6, 2008).

10.3	Amendment No. 1, dated as of August 5, 2008, to the Term Loan Agreement dated as of November 9, 2007, among Chicago Bridge & Iron Company N.V., as Guarantor, Chicago Bridge & Iron Company, as Borrower, the institutions from time to time parties thereto as Lenders, JPMorgan Chase Bank, National Association, as Administrative Agent, Bank of America, N.A., as Syndication Agent, and The Royal Bank of Scotland plc, Wells Fargo Bank, N.A., and Calyon New York Branch, as Documentation Agents(Incorporated by reference to Exhibit 10.3 to the Company’s Form 10-Q filed August 6, 2008).

99.1	Press Release dated August 6, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHICAGO BRIDGE & IRON COMPANY N.V.
	By:	Chicago Bridge & Iron Company B.V.
	Its:	Managing Director

Date: August 7, 2008	By:	/s/ Ronald A. Ballschmiede Ronald A. Ballschmiede
Managing Director
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit
Number	Exhibit Description

10.1	Amendment No. 2, dated as of August 5, 2008, to the Second Amended and Restated Credit Agreement dated October 13, 2006 (Incorporated by reference to Exhibit 10.1 to the Company’s Form 10-Q filed August 6, 2008).

10.2	Second Amendment to the Agreements, dated as of August 5, 2008, Re: $50,000,000 Letter of Credit and Term Loan Agreement dated as of November 6, 2006, $100,000,000 Letter of Credit and Term Loan Agreement dated as of November 6, 2006, and $125,000,000 Letter of Credit and Term Loan Agreement dated as of November 6, 2006, among Chicago Bridge & Iron Company N.V., Chicago Bridge & Iron Company (Delaware), CBI Services, Inc., CB&I Constructors, Inc., and CB&I Tyler Company, as Co-Obligors, Bank of America, N.A., as Administrative Agent and Letter of Credit Issuer, JPMorgan Chase Bank, N.A., as Letter of Credit Issuer and Joint Book Manager, and the Lenders party thereto (Incorporated by reference to Exhibit 10.2 to the Company’s Form 10-Q filed August 6, 2008).

10.3	Amendment No. 1, dated as of August 5, 2008, to the Term Loan Agreement dated as of November 9, 2007, among Chicago Bridge & Iron Company N.V., as Guarantor, Chicago Bridge & Iron Company, as Borrower, the institutions from time to time parties thereto as Lenders, JPMorgan Chase Bank, National Association, as Administrative Agent, Bank of America, N.A., as Syndication Agent, and The Royal Bank of Scotland plc, Wells Fargo Bank, N.A., and Calyon New York Branch, as Documentation Agents(Incorporated by reference to Exhibit 10.3 to the Company’s Form 10-Q filed August 6, 2008).

99.1	Press Release dated August 6, 2008.